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                                November 18, 1994



Rexene Corporation
5005 LBJ Freeway
Occidental Tower, Suite 500
Dallas, Texas  75244

Dear Sirs:

     We have acted as counsel for Rexene Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (No. 33-55609), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offering by the Company of $175 million aggregate principal amount of the Company's Senior Notes (as defined in the prospectus forming a part of the Registration Statement). The Senior Notes are proposed to be sold by the Company to Smith Barney Inc. and Wertheim Schroder & Co. Incorporated (the "Underwriters") pursuant to and subject to the terms and conditions of an Underwriting Agreement among the Company and the Underwriters (the "Underwriting Agreement"), the form of which is filed as Exhibit 1.1 to the Registration Statement.

     In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement, the form of the Underwriting Agreement, the form of Indenture included as Exhibit 4.1 to the Registration Statement and pursuant to which the Senior Notes will be issued (the "Indenture"), and such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. Where facts material to the opinions hereinafter expressed were not independently established by us, we have relied upon the statements of officers of the Company, where we deemed such reliance appropriate under the circumstances.

     Based upon the foregoing and in reliance thereon, and subject to the assumptions and qualifications hereinafter specified, it is our opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.


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Rexene Corporation
November 18, 1993
Page 2

     2. The Senior Notes to be sold by the Company pursuant to the Underwriting Agreement have been duly authorized for issuance by the Company, and, upon the effectiveness of the Registration Statement under the Securities Act, the due execution and delivery of the Indenture and the Underwriting Agreement by the respective parties thereto in substantially the forms filed as exhibits to the Registration Statement, the issuance, execution and authentication of the Senior Notes in accordance with the provisions of the Indenture, and the delivery to and payment for the Senior Notes by the Underwriters in accordance with the Underwriting Agreement, and subject to any applicable state securities or Blue Sky laws, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

     3. The Indenture has been duly authorized by the Company and, when qualified under the Trust Indenture Act of 1939, as amended, and executed and delivered by the Company will be the valid and binding agreement of the Company.

     The opinions expressed above are limited by and subject to the following qualifications:

     (a) This opinion is limited in all respects to the substantive law of the States of Texas and New York and the General Corporation Law of the State of Delaware, and applicable federal law. We have relied where appropriate upon a reading of the corporate records of the Company and certificates of public officials and officers of the Company with respect to the opinions given herein.

     (b) In rendering the opinions expressed herein, we have assumed that no action heretofore taken by the Board of Directors of the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof. We have also assumed the due execution and delivery of the Underwriting Agreement by the respective parties thereto in substantially the form filed as an exhibit to the Registration Statement.

     (c) The opinions expressed in Paragraphs 2 and 3 above are subject to the qualification that the validity and binding effect of the Senior Notes and the Indenture may be limited or affected by (i) bankruptcy, insolvency, reorganization, fraudulent transfer or creditor's rights generally and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law. In addition, we express no opinion concerning the validity and binding effect of the waiver of rights or defenses contained in Section
4.06 of the Indenture. Under Section 4.06, the Company (to the extent lawful) waives all benefit and advantage of any stay, extension or usury law.


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Rexene Corporation
November 18, 1993
Page 3

     (d) We note that the rate of interest payable on the Senior Notes has not yet been determined. In rendering the opinions expressed herein, we have assumed that such interest rate will not exceed the maximum rate of interest permitted by applicable law, which, under the laws of the State of Texas, is currently 18% per annum.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                              Respectfully submitted,

                              THOMPSON & KNIGHT,
                              A Professional Corporation


                              By:____________________________
                                  Peter A. Lodwick, Attorney

PAL/cna